UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Vitamin Shoppe, Inc.

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300 Harmon Meadow Blvd., Suite 500, Secaucus, NJ 07094

Talk Track: The Vitamin Shoppe to be Acquired by Liberty Tax Inc.

Key Speaking Points

Overview of the Merger Agreement

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On August 8, 2019 The Vitamin Shoppe announced it has entered into an agreement to be acquired by Liberty Tax Inc., an affiliate of one of our largest current shareholders, the investment firm Vintage Capital Management

•	The merger agreement is expected to close in the fourth quarter of 2019

•	This transaction will enable The Vitamin Shoppe, its management and associates to focus on a long-term vision, invest in growth initiatives and continue to execute on our ongoing reinvention strategy

What are the benefits of the Agreement to The Vitamin Shoppe?

•	This transaction maximizes the value of The Vitamin Shoppe for shareholders

•	The Board believes that Liberty Tax sees the many strengths of our business and its potential for growth and building long-term value

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There is no question that today’s retail environment is challenging. Moving forward in partnership with Liberty Tax enables The Vitamin Shoppe to heighten its focus on enhancing our omni-channel experience, customer-first mindset, and building our brand pillars with greater flexibility and resources

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The Board and leadership team believe Liberty Tax is aligned with our mission to provide our customers with the most trusted solutions, guidance and services to help them become their best selves, however they define it

What does the Agreement mean for Health Enthusiasts?

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This is a positive development for The Vitamin Shoppe associates. We believe this transaction will lead to a stronger, more flexible company that is equipped to build long-term success as an innovative leader in health and wellness

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Following the merger, The Vitamin Shoppe, its management and its associates will be better able to concentrate on a long-term vision, invest in growth initiatives, and execute nimbly on a strategic plan that is already seeing positive results

•	Our Health Enthusiasts are the most essential part of our turnaround efforts. The knowledge, passion and hard work of each of our Health Enthusiasts are the defining elements of our total mission

•	The experience and expertise of our Health Enthusiasts is in large part what Liberty Tax is investing in as part of this transaction

What does the Agreement mean for The Vitamin Shoppe stores?

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The leadership team believes in our stores. Stores are important to us and we are highly focused on delivering an integrated, omni-channel customer experience across all touch points. We are modernizing our store systems and leveraging technology and digital platforms to drive competitive advantages

•	We have previously announced plans to close 60-80 underperforming stores over the next two to three years. There are no changes to this plan at this time, following the merger

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Our plans continue for a new store prototype that is scheduled to open in September. It embodies a new vision for The Vitamin Shoppe, powered by fresh innovation, technology and design. We plan to open approximately five new stores in this exciting format in 2019

What does the Agreement mean for The Vitamin Shoppe’s vendors and partners?

•	We plan to continue working with our existing partners and are excited to move forward with them in this new chapter for The Vitamin Shoppe

•	Our vendor relationships are central to the success of The Vitamin Shoppe and remain at the heart of our strategic efforts to bring innovation, newness and excitement to our product mix

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Advancements in research and technology are driving the health and wellness categories in constantly new directions. The Vitamin Shoppe meets the needs and interests of our customers as the industry evolves by partnering with the right vendors and growing our businesses together

•	We believe this transaction will improve the ability of The Vitamin Shoppe to execute on its strategic plan, thus strengthening its relationships with both existing and new partners

What is Liberty Tax and Vintage Capital Management?

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Vintage Capital has been a significant shareholder in The Vitamin Shoppe since 2017. During that time, management of The Vitamin Shoppe has been impressed with Vintage’s knowledge, engagement with, and strong belief in the potential of our business

•	Brian Kahn, Founder and Managing Director of Vintage Capital Management, is a member of the Board of Directors of Liberty Tax Inc.

•	Liberty Tax is a holding company for a diverse portfolio of consumer-facing businesses, including a tax prep company and Buddy’s Home Furnishings, a furniture retail company

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Liberty Tax recently announced a series of strategic transactions as part of a strategy shift towards acquiring brands that may be further developed with franchise-centric business models. It will change its name to Franchise Group Inc. later this year to reflect its business focus

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We believe that Liberty Tax sees the many strengths of our business and its potential for growth and building long-term value. Franchising in new territories globally may be one avenue of expansion explored by Liberty Tax, among other opportunities

Will The Vitamin Shoppe become a franchise-centric business?

•	Vitamin Shoppe currently franchises or licenses stores in other parts of the globe. The company currently has partners in four markets in Latin America and seeks to build an international portfolio

•	The Vitamin Shoppe is exploring multiple ways to grow its business and diversify distribution in new markets and channels. Additional franchising in new territories is one channel under consideration

•	There are no immediate plans to change the current store base or retail strategy

What is the key message of the Agreement to our Customers, Associates and Business Partners?

•	This merger will maximize the value of The Vitamin Shoppe business and position it for long-term growth and renewed success

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This new financial structure will enable us to heighten our focus on becoming an agile, customer-first organization that delivers on our quality, innovation and expertise brand pillars in everything we do. By delivering on these three qualities it will differentiate ourselves from the competition, and create a brand that is truly meaningful and resonant in this crowded marketplace

•	We believe this deal is in the best interest of all our stakeholders, including our Health Enthusiasts, our vendor partners, our shareholders and our customers

Where can I find more information about this Agreement?

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The Board, Senior Management, and our new partners at Liberty Tax are committed to transparency throughout this transaction period. They will provide regular communication during the process on anything that may impact associates, partners or customers of The Vitamin Shoppe

•	Information on this merger will be posted regularly to “The V” and a “Frequently Asked Questions” blog will be available there for real time updates

•	Any questions or comments can be emailed to AskHR@vitaminshoppe.com and a senior leader will review and answer, with as much information as currently available

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, those that contain, or are identified by, words such as “outlook”, “guidance”, “believes”, “expects”, “potential”, “continues”, “may”, “will”, “should”, “predicts”, “intends”, “plans”, “estimates”, “anticipates”, “could” or the negative version of these words or other comparable words. Forward-looking statements may include, but are not limited to, statements relating to the proposed transaction with Liberty Tax, Inc. (“Liberty Tax”). These statements are subject to various risks and uncertainties, many of which are outside our control, including, among others, the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the Vitamin Shoppe, Inc.’s (the “Company’s”) business and the price of the Company’s common stock; risks related to the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure to obtain the requisite stockholder approval of the proposed transaction or required regulatory approvals or the failure to satisfy any of the other conditions to the completion of the proposed transaction; the effect of the announcement or pendency of the proposed transaction on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers, partners and others with whom it does business, or on its operating results and business generally; risks associated with the diversion of management’s attention from ongoing business operations due to the proposed transaction; legal proceedings related to the proposed transaction; uncertainties as to Liberty Tax’s ability to obtain financing in order to consummate the proposed transaction; and costs, charges or expenses resulting from the proposed transaction. Actual results may differ materially from anticipated results or outcomes discussed in any forward-looking statement. Additional factors that could cause actual results to differ materially from forward-looking statements include the strength of the economy; changes in the overall level of consumer spending; the performance of the Company’s products within the prevailing retail environment; implementation of our strategy; compliance with regulations, certifications and best practices with respect to the development, manufacture, sale and marketing of the Company’s products; management changes; maintaining appropriate levels of inventory; changes in tax policy; ecommerce relationships; disruptions of manufacturing, warehouse or distribution facilities or information systems; regulatory environment and other specific factors discussed herein and in other SEC filings by the Company (including the Company’s reports on Forms 10-K and 10-Q filed with the SEC). The Company believes that all forward-looking statements are based on reasonable assumptions when made; however, the Company cautions that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes with certainty and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made and the Company undertakes no obligation to update these statements in light of subsequent events or developments.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company intends to file with the United States Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant documents. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, and is not a substitute for the proxy statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, COMPANY STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN ITS ENTIRETY, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain a copy of the proxy statement and other documents filed by the Company with the SEC (when available) free of charge at the SEC’s website, http://www.sec.gov, and the Company’s website, http://investors.vitaminshoppe.com.

Certain Information Regarding Participants

The Company and its directors and certain executive officers and employees may be deemed to be participants in the solicitation of proxies from the holders of Company common stock in respect of the proposed transaction. Information about the directors and executive officers of the Company is set forth in the Company’s Annual Report on Form 10-K for the year ended December 29, 2018, filed with the SEC on February 26, 2018 and proxy statement for its 2019 annual meeting of stockholders, filed with the SEC on April 25, 2019. Additional information regarding potential participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant documents to be filed by the Company with the SEC in respect of the proposed transaction when they become available.